Exhibit 10.1

FORM OF EXCHANGE AGREEMENT

Dated as of December 17, 2025

[               ] (the “Holder”), as a beneficial owner of one or more outstanding (i) Convertible Promissory Notes issued by Ondas Autonomous Systems Inc., a Nevada corporation (“OAS”) and subsidiary of Ondas Holdings Inc., a Nevada corporation (the “Company”), due January 1, 2026 (the “Outstanding Notes”), (ii) Warrants to purchase shares of OAS common stock, par value $0.0001 (the “OAS Common Stock”), issued by OAS (the “Warrants,” together with the Outstanding Notes, the “Convertible Securities”), and/or (iii) shares of OAS Common Stock issued by virtue of Warrants previously exercised (the “OAS Shares,” together with the Convertible Securities, the “Outstanding Securities”), as described on Exhibit A hereto, enters into this Exchange Agreement (this “Agreement”) with OAS and the Company as of the date first written above, whereby the Holder will exchange the Exchanged Securities (as defined below) for shares of the Company’s common stock, par value $0.0001 (“ONDS Common Stock”), determined as set forth herein.

On and subject to the terms hereof, and in consideration of the mutual covenants, agreements and understandings herein contained, the Holder, OAS and the Company hereto agree as follows:

Article I

Exchange

Section 1.1 Exchange. On and subject to the terms set forth in this Agreement, at the Closing (as defined below), the Holder hereby agrees to surrender to OAS any and all rights set forth under (i) the Outstanding Notes and Accrued Interest, if any, specified for such Holder on Exhibit A under the heading “Outstanding Principal and Interest” (the “Converted Notes”), and (ii) the Warrants, if any, to be exercised on a cashless basis (notwithstanding Section 2(a) of the Warrants which the parties expressly agree that this Agreement modifies to permit the exercise of the Warrants on a cashless basis) for such Holder on Exhibit A under the heading “OAS Common Stock Underlying Security” (the “Converted Warrants”), and in exchange therefor OAS hereby agrees to deliver to the Holder, in the manner set forth in this Agreement, a number of shares of OAS Common Stock, as set forth on Exhibit A (the “Conversion Shares”).

Immediately following the issuance of the Conversion Shares, on and subject to the terms set forth in this Agreement, the Holder hereby agrees to surrender to the Company any and all rights set forth under the Exchanged Securities (as defined below), and in exchange therefor the Company hereby agrees to deliver to the Holder, in the manner set forth in this Agreement, a number of shares of ONDS Common Stock equal to the value of the Exchanged Securities (as defined below) set forth on Exhibit A divided by the Exchange Price (as defined below) (the “Exchange Shares”). Following the exchange, the Company shall be the legal and beneficial owner of the Exchanged Securities.

No fractional shares of ONDS Common Stock will be issued as a result of the exchange described herein. If the Holder would otherwise be entitled to receive fractional shares as a result of the application of the formula to calculate the Exchange Shares described in the preceding paragraph, all Exchange Shares (including fractions) shall be aggregated and the Holder will be entitled to receive such number of shares of ONDS Common Stock rounded up to the nearest whole number. In any event, cash will not be paid for fractional shares. The ownership of a fractional interest will not give the Holder thereof any voting, dividend or other right except to have the Holder’s fractional interest rounded up to the nearest whole number.

Any Accrued Interest shall be determined based on the Holder’s total amount of Converted Notes, rounded to the nearest cent.

For the avoidance of doubt, (i) the Holder’s exchange of its Exchanged Securities shall not be contingent upon any other holder of Outstanding Securities electing to participate in the exchange pursuant to this Agreement, and (ii) the delivery of the Exchange Shares by the Company in return for the surrender of any and all rights set forth under the Exchanged Securities by the Holder shall satisfy OAS’ obligations under the Convertible Securities and Exchanged Securities and the Holder will not be entitled to the payment of any principal or interest on the Converted Notes, if any.

The issuance, delivery and acceptance of the Conversion Shares, the exchange of the Exchanged Securities, and the issuance, delivery and acceptance of the Exchange Shares are collectively referred to herein as the “Transactions.”

For purposes of this Agreement:

“Accrued Interest” means, with respect to the Holder, accrued and unpaid interest on such Holder’s Converted Notes from and including [October 10, 2024 and/or December 30, 2024, as applicable], to November 30, 2025.

“Average Daily Trading Volume” means, with respect to the ONDS Common Stock, the average daily trading volume of such stock as reported on the principal trading market on which the ONDS Common Stock is listed, calculated based on the ten (10) consecutive trading days immediately preceding the relevant date of determination.

“Business Day” means any day other than a Saturday, a Sunday, or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Current Automatic Shelf Registration Statement” means the Company’s automatic shelf registration statement on Form S-3 filed by the Company with the SEC on September 9, 2025 (File No. 333-290121), including the prospectus, amendments and supplements (including each Prosupp (as defined below)) to such registration statement or prospectus (including post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement), or any replacement thereof.

“Exchange Price” means $8.07.

“Exchanged Securities” means the Conversion Shares and the OAS Shares.

“Market Disruption Event” means (i) a failure by Nasdaq to open for trading during its regular trading session or (ii) a Trading Halt.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the ONDS Common Stock generally occurs on Nasdaq.

“Trading Halt” means the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for the ONDS Common Stock for more than one 45 minute period in the aggregate during regular trading hours of any suspension of trading (by reason of movements in price exceeding limits permitted by Nasdaq or otherwise) in the ONDS Common Stock.

“Trade Limitations” means that the Holder shall be subject to daily trading volume limitations, whereby the Holder may not sell any Exchange Shares issued to the Holder pursuant to this Agreement on any trading market in any single Trading Day to the extent such sales would exceed five percent (5%) of the Average Daily Trading Volume of the ONDS Common Stock with respect to such trading day. For illustration, if a sale occurs on Wednesday, December 17, 2025, the Trading Limitation is determined based on the ten (10) consecutive trading days beginning on Wednesday, December 3, 2025 and ending on Tuesday, December 16, 2025.

Section 1.2 Closing. Subject to the satisfaction (or waiver by the applicable parties) of the conditions set forth in Section 4.1 below, the closing of the Transactions (the “Closing”) will take place remotely on December 17, 2025 or at such time and place as OAS, the Company and the Holder may agree (the “Closing Date”). If the Closing Date is December 17, 2025, the incremental value of accrued and unpaid interest on such Holder’s Converted Notes from December 1, 2025 to but excluding December 17, 2025 shall be paid in cash as set forth on Exhibit A. At the Holder’s election, the Holder can elect and OAS shall agree to extend the original maturity date of the Outstanding Notes from January 1, 2026 to a new maturity date of January 5, 2026 and defer the Closing to January 5, 2026, as the Company and the Holder may agree. For the avoidance of doubt, if the Holder elects to defer the Closing to January 5, 2026 the incremental value of accrued and unpaid interest on such Holder’s Converted Notes from December 1, 2025 to but excluding January 5, 2026 shall be paid in cash.

At the Closing, (a) the Holder shall surrender to OAS and the Company all right, title and interest in and to its Convertible Securities and Exchanged Securities, respectively, as specified on Exhibit A hereto, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that OAS or the Company may deem necessary or desirable to transfer to and confirm in OAS or the Company all right, title and interest in and to the Convertible Securities and Exchanged Securities, respectively, free and clear of any Liens (no later than 10:00 a.m. (New York City time) on the Closing Date), and (b) the Company shall deliver or cause to be delivered to the Holder the applicable number of Exchange Shares pursuant to the delivery instructions provided by the Holder; provided, that the parties agree and acknowledge that simultaneously with the delivery of the Conversion Shares and the Exchange Shares, the Convertible Securities and the Exchanged Securities, respectively, shall be surrendered to OAS and the Company, respectively, and the relevant Holder shall have no rights with respect to such Convertible Securities and the Exchanged Securities, respectively.

Section 1.3 Exchange Shares. On the applicable Closing Date, the Company shall prepare and file, or cause to be prepared and filed, with the Securities and Exchange Commission (the “SEC”), immediately following the issuance of the Exchange Shares pursuant to is Agreement, a prospectus supplement pursuant to Rule 424(b)(7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Prosupp”) to its Current Automatic Shelf Registration Statement, providing for the resale from time to time by the holders of all of the Exchange Shares held by the Holders pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect), and each such Prosupp shall further provide that (subject to restrictions provided in this Agreement, including the Trade Limitations) such Exchange Shares may be sold pursuant to any method or combination of methods legally available to the Holder, including in customary market and brokerage trades through any national exchange or over the counter market.

Without derogating in any manner from the obligations of the Company in connection with the issuance of Exchange Shares, where applicable, any ONDS Common Stock issued herewith shall be issued in book-entry form and shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, UNLESS PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION UNDER ANY SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

Article II

Covenants, Representations and Warranties of the Holder

The Holder hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at and as of the Closing, to OAS and the Company, and all such covenants, representations and warranties shall survive the Closing.

Section 2.1 Power and Authorization. [If the Holder is an entity, include the following sentence:] [The Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.] The Holder has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions. Exhibit A hereto is a true, correct and complete list of (a) the name of the Holder, (b) the Outstanding Securities held by the Holder, (c) the outstanding principal and interest of the Outstanding Notes, if applicable, (d) the OAS Common Stock underlying the Outstanding Securities, (e) the value of such OAS Common Stock, and (f) the number of shares of ONDS Common Stock to be issued in exchange for the Exchanged Securities (based on the Nasdaq closing bid price on December 16, 2025 and assuming the Closing Date occurs on December 17, 2025).

Section 2.2 Valid and Enforceable Agreement; No Violations. [If the Holder is an entity, include the following sentences:] [This Agreement has been duly authorized, executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except as may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation of the Transactions will not violate, conflict with or result in a breach of or default under (i) the Holder’s organizational documents, (ii) any agreement or instrument to which the Holder is a party or by which the Holder or any of its respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Holder.] [If the Holder is an individual, include the following sentences in lieu of the sentences above:] This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except as may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation of the Transactions will not violate, conflict with or result in a breach of or default under (i) any agreement or instrument to which the Holder is a party or by which the Holder or any of his/her respective assets are bound, or (ii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Holder.] No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Holder of this Agreement and the consummation of the Transactions. The Holder is not and will not be, a party to any agreement, arrangement or understanding with any individual, corporation, company, association, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof, which could result in the Holder having any obligation or liability for any brokerage fees, commissions, underwriting discounts or other similar fees or expenses relating to the Transactions.

Section 2.3 Title to the Outstanding Securities. (a) The Holder is the sole legal and beneficial owner of the Outstanding Securities set forth opposite its/his/her/their name on Exhibit A hereto and when the Exchanged Securities are issued the Holder will be the sole legal and beneficial owner of the Exchanged Securities set forth opposite its/his/her/their name on Exhibit A hereto; (b) the Holder has good, valid and marketable title to its/his/her/their Outstanding Securities, free and clear of any Liens and when the Exchanged Securities are issued the Holder will have good, valid and marketable title to its/his/her/their Exchanged Securities, free and clear of any Liens; (c) the Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Outstanding Securities or its rights, title or interest in or to its Outstanding Securities or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Outstanding Securities; (d) except pursuant to the Transactions, the Holder will not, in whole or in part, (i) assign, transfer, hypothecate, pledge, exchange or otherwise dispose of any of its Exchanged Securities or its rights, title or interest in or to its Exchanged Securities or (ii) give any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Securities; (e) the Holder has the sole right to dispose or direct the disposition of the Outstanding Securities being exchanged by the Holder hereunder; (d) when the Exchanged Securities are issued the Holder will have the sole right to dispose or direct the disposition of the Exchanged Securities being exchanged by the Holder hereunder; and (f) upon the delivery of the Conversion Shares and the Exchange Shares by OAS and the Company, respectively, pursuant to the Transactions, good, valid and marketable title to such Outstanding Securities and the Exchanged Securities, shall vest in OAS and the Company, respectively, free and clear of all Liens. Other than any applicable restrictions under the Securities Act, the Outstanding Securities are free and clear of any restrictions on transfer, taxes, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands and the Exchanged Securities when issued will be free and clear of any restrictions on transfer, taxes, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands except pursuant to the Transactions.

Section 2.4 Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. The Holder is aware that issuance of the Exchange Shares is being made in reliance on a private placement exemption from registration under the Securities Act. The Holder is acquiring the Exchange Shares for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law. The Holder is capable of bearing the economic risks of such investment. The Holder agrees not to offer or sell the Exchange Shares except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

Section 2.5 Sole Consideration; Full Satisfaction of Obligations under the Convertible Securities. The sole consideration paid, given or otherwise provided to OAS and the Company for the Exchange Shares consists of the Outstanding Securities and the Exchanged Securities surrendered to OAS and the Company, respectively, pursuant to the terms hereof. The Holder expressly acknowledges that upon issuance and delivery, as applicable, of the Exchange Shares by the Company, the obligations of OAS to the Holder in respect of the Convertible Securities, if any, shall have been satisfied in full.

Section 2.6 Adequate Information; No Reliance. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Transactions and has had the opportunity to review (and has carefully reviewed) the Company’s filings with the SEC, including, without limitation, all information filed or furnished pursuant to the Exchange Act, (b) the Holder has had a full opportunity to ask questions of and receive answers from OAS and the Company or any person or persons acting on behalf of OAS or the Company concerning OAS and the Company, its business, operations, financial performance, financial condition and prospects and the terms and conditions of the Transactions, (c) the Holder has had the opportunity to consult with its/his/her/their respective accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Transactions and to make an informed investment decision with respect to such Transactions, (d) the Holder has evaluated the tax and other consequences of the Transactions and ownership of the Exchange Shares with its/his/her/their tax, accounting, financial and legal advisors to be able to evaluate the risks involved in the transactions contemplated by this Agreement and to make an informed investment decision with respect to the Transactions, including, without limitation, whether the exchange contemplated hereby will result in any adverse tax consequences to the Holder, (e) neither OAS nor the Company is acting as a fiduciary or financial or investment advisor to the Holder, (f) the Holder is not relying, and none of them has relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by OAS, the Company or any of their affiliates or representatives, except for the representations and warranties expressly made by OAS and the Company in Article III, and (g) the Holder had a sufficient amount of time to consider whether to participate in the Transactions and that neither OAS nor the Company has placed any pressure on the Holder to respond to the opportunity to participate in the Transactions. The Holder is able to fend for itself/himself/herself/themselves in the Transactions; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Shares; has the ability to bear the economic risks of the prospective investment and can afford the complete loss of such investment; acknowledges that investment in the Exchange Shares involves a high degree of risk; has, independently and without reliance upon OAS or the Company, made its/his/her/their own analysis and decision to participate in the exchange contemplated hereby on the terms and conditions set forth in this Agreement; and was given a meaningful opportunity to negotiate the terms of the Transactions.

Section 2.7 Taxpayer Information. The Holder agrees that it shall deliver to OAS and the Company an accurately completed and duly executed IRS Form W-9 or applicable IRS Form W-8, as appropriate.

Section 2.8 Further Action. The Holder agrees that it shall upon request, execute and deliver any additional documents deemed by OAS and the Company to be necessary or desirable to complete the Transactions.

Article III

Covenants, Representations and Warranties of OAS and the Company

OAS and the Company hereby covenant as follows, and make the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holder, and all such covenants, representations and warranties shall survive the Closing:

Section 3.1 Power and Authorization; No Consents Required. Each of OAS and the Company is duly organized, validly existing and in good standing under the laws of the state of Nevada, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity is required on the part of OAS or the Company in connection with the execution, delivery and performance by it of this Agreement and the consummation by OAS and the Company of the Transactions, except as may be required under any state or federal securities laws or that may be obtained after the Closing without penalty or such that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial position or results of operations of the Company and its subsidiaries, including OAS, taken as a whole.

Section 3.2 Valid and Enforceable Agreements; No Violations. This Agreement has been duly authorized, executed and delivered by each of OAS and the Company and constitutes a legal, valid and binding obligation of OAS and the Company, enforceable against OAS and the Company in accordance with its terms, except as may be subject to the Enforceability Exceptions. This Agreement and consummation of the Transactions will not violate, conflict with or result in a breach of or default under (a) the Articles of Incorporation, as amended, or the Bylaws, as amended, applicable to OAS or the Company, or (b) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to OAS or the Company, except where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial position or results of operations of the Company and its subsidiaries, including OAS, taken as a whole, or affect OAS’ or the Company’s ability to consummate the Transactions in any material respect.

Section 3.3 Validity of the Exchange Shares. When delivered to the Holder pursuant to the Transactions in accordance with the terms of this Agreement, the Exchange Shares will (a) be validly issued, fully paid and non-assessable, (b) be free and clear of any Liens, including claims or rights under any voting trust agreements, shareholder agreements or other agreements and (c) will not be subject to any preemptive, participation, rights of first refusal or other similar rights. Assuming the accuracy of the Holder’s representations and warranties hereunder, the Exchange Shares will be issued in the Transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

Section 3.5 Corporate Actions. The Company agrees not to issue any dividends (including cash, stock or otherwise) or undergo any amalgamation, consolidation, reorganization or perform any other adjustment to its ONDS Common Stock (including, without limitation forward and reverse split, spin-off, or merger) on or before Closing. For the avoidance of doubt, the restrictions in this Section 3.5 shall end only after the Exchange Shares contemplated by this Agreement has been received by the Holder.

Section 3.6 Company Filings. As of the date of this Agreement, the reports filed by the Company with the SEC do not (i) include an untrue statement of material fact or (ii) omit to state a material fact necessary in order to make the statements therein, when taken as a whole and in the light of the circumstances under which they were made, not misleading.

Article IV

Closing Conditions

Section 4.1 Conditions to Obligations of the Undersigned, each Holder, OAS and the Company. The obligations of OAS and the Company to deliver the Exchanged Securities and the Exchange Shares, respectively, are subject to the satisfaction at or prior to the Closing of the following condition precedents: (a) the representations and warranties of OAS and the Company and the Holder contained in Articles III and II, respectively, shall be true and correct as of the date hereof and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing and (b) no provision of any applicable law or any judgment, ruling, order, writ, injunction, award or decree of any governmental authority shall be in effect prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

Article V

Miscellaneous

Section 5.1 Notice. Any notice provided for in this Agreement shall be in writing and shall be personally delivered, mailed first class mail (postage prepaid) with return receipt requested, sent by reputable overnight courier service (charges prepaid) or delivered through electronic email (with receipt confirmed by the recipient). Notices will be deemed to have been given hereunder when delivered personally, when delivered by electronic email and receipt confirmed by the recipient, three Business Days after deposit in the U.S. mail postage prepaid with return receipt requested and one Business Day after deposit postage prepaid with a reputable overnight courier service for delivery on the next Business Day. Unless changed by the applicable party via notice to the other parties in accordance herewith, the addresses for any such notices shall be:

If to OAS or the Company:

To:	One Marina Park Drive, Suite 1410
Boston, MA 02210
Attention:	Neil Laird; Patrick Huston
Email:	neil.laird@ondas.com; patrick.huston@ondas.com

With a copy to (which shall not constitute notice):

Akerman LLP

Three Brickell City Centre

98 Southeast Seventh Street

Suite 1100

Miami, Florida 33131

Attention:	Christina C. Russo
Email:	christina.russo@akerman.com

If to the Holder, to the address on the signature page to this Agreement.

Section 5.2 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Transactions embody the entire agreement and understanding of the parties hereto with respect to the Transactions and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 5.3 Assignment; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. No party shall assign this Agreement or any rights or obligations hereunder or, in the case of the Holder, any of the Convertible Securities or Exchanged Securities held by the Holder, without the prior written consent of OAS and the Company (in the case of assignment by a Holder) or the Holder (in the case of assignment by OAS or the Company).

Section 5.4 Further Assurances. The parties hereto each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, including giving any further assurances, as any party may reasonably request in connection with the Transactions contemplated by this Agreement. In addition, subject to the terms and conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective the Transactions contemplated hereby, including the obtaining of all necessary, proper or advisable consents, approvals or waivers from third parties and the execution and delivery of any additional instruments reasonably necessary, proper or advisable to consummate the Transactions contemplated hereby.

Section 5.5 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by each of the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any non-compliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such non-compliance or breach.

Section 5.6 Release. The Holder hereby waives and releases, to the fullest extent permitted by law, any and all claims and causes of action it has or may have against OAS, the Company and their affiliates, officers, directors, employees, agents and representatives based upon, relating to or arising out of nondisclosure of any information or the exchange of the Exchanged Securities pursuant to the terms hereof. The Holder acknowledges that none of OAS, the Company or any of their directors, officers, subsidiaries or affiliates has made or makes any representations or warranties, whether express or implied, of any kind except as expressly set forth in this Agreement.

Section 5.7 Termination. This Agreement may be terminated at any time prior to the Closing (a) by the mutual written consent of the parties hereto; (b) by OAS or the Company if there has been a material misrepresentation or a material breach of warranty by the Holder in the representations and warranties set forth in this Agreement or the Exhibits attached hereto; and (c) by the Holder if there has been a material misrepresentation or a material breach of warranty by OAS or the Company in the representations and warranties set forth in this Agreement or the Exhibits attached hereto.

Section 5.8 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 5.9 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Nevada, without reference to its choice of law rules (whether of the State of Nevada or any other jurisdiction). Any suit, action or proceeding brought by a party arising out of or in connection this Agreement may be instituted in any state or federal court in the State of Nevada, and any appellate court thereof, and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Each party irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action or proceeding in such courts on the grounds of venue, residence or domicile or that any such suit, action or proceeding in such courts has been brought in an inconvenient forum. Each of OAS, the Company and the Holder irrevocably waive any and all right to trial by jury with respect to any legal proceeding arising out of the transactions contemplated by this Agreement.

Section 5.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party. Unless otherwise provided in this Agreement, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Agreement or any of the transactions contemplated hereby shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, and any other similar state laws based on the Uniform Electronic Transactions Act.

Section 5.11 Third Party Beneficiaries. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto. Notwithstanding anything in this Agreement to the contrary, any internal or outside counsel to OAS and the Company may rely on any and all of the representations, warranties, covenants and agreements contained in this Agreement.

Section 5.12 Withholding. OAS, the Company and their agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as may be required to be deducted or withheld under applicable law; provided that no amount shall be withheld in respect of U.S. federal income taxes with respect to any consideration paid to a Holder that has provided to OAS, the Company or its agents an accurately completed and duly executed IRS Form W-9 certifying that such Holder is exempt from backup withholding or an accurately completed and duly executed appropriate series of IRS Form W-8, as applicable, other than any required withholding with respect to payments to a non-U.S. Holder not otherwise exempt from such withholding under applicable U.S. federal income tax law. Any such amounts withheld or deducted shall be treated for all purposes as having been paid to the Holder to whom such amounts otherwise would have been paid and such amounts shall be remitted to the appropriate taxing authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

ONDAS AUTONOMOUS SYSTEMS INC.

By:
Name:
Title:

ONDAS HOLDINGS INC.

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

[LEGAL NAME OF SIGNATORY]:

(in its capacities described in the first paragraph hereof)

By:
Name:
Title:
Address:
Email:

EXHIBIT A

Securityholder Name	Outstanding Securities	Outstanding Principal and Interest	OAS Common Stock Underlying Security	Value of OAS Common Stock	ONDS Common Stock Issued in Exchange for OAS Common Stock(1)
Notes
	Warrant	N/A
	OAS Common Stock	N/A

Cahs Amount:[  ](2)

(1)	This is based on a Nasdaq closing bid price of $[ ] of Ondas Holdings Inc.’s common stock on December 16, 2025.

(2)	The incremental value of the accrued and unpaid interest on such Holder’s Notes from December 1, 2025 to but excluding December 17, 2025.

EXHIBIT B

***Please provide requested information for the Holder Listed on Exhibit A***

Holder Name:

Contact Information

Holder Address:

Holder Phone Number:

Holder Email Address: